Exhibit 10.3

DAIRYLAND HP LLC

TO

COMMERCIAL LENDING II LLC

LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

AND ASSIGNMENT OF LEASES AND RENTS

Dated: April 26, 2012

Location: 200-240 Food Center Drive, Bronx, New York

The premises are also known as Section 10, Block 2770, p/o Lot 1 and Section 10,, Block 2781, p/o

Lot 500 on the Tax Map of the County of Bronx, City and State of New York

RECORD AND RETURN TO:

Mayo Crowe LLC

600 North Broadway, Suite 220

White Plains, New York 10603

Attention: Nicholas J. Chivily, Esq.

LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

AND ASSIGNMENT OF LEASES AND RENTS

THIS LEASEHOLD MORTGAGE AND SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS made the 26th day of April, 2012, between DAIRYLAND HP LLC., a Delaware limited liability company, having an office located at c/o Dairyland USA Corporation, 100 East Ridge Road, Ridgefield, CT 06877 (the “Mortgagor”), and COMMERCIAL LENDING II LLC, a Delaware Limited Liability Company, having an office at 106 Corporate Park Drive, White Plains, New York 10604 (together with its subsidiaries and affiliates, successors and/or assigns, the “Mortgagee”).

W I T N E S S E T H:

Whereas the Mortgagor is the owner of a leasehold estate in the premises described in Exhibit A attached hereto (the “Premises”) under and pursuant to the provisions of the lease described in Exhibit A-1 attached hereto (the “ Mortgaged Lease”);

NOW THEREFORE, to secure the payment of an indebtedness in the principal sum of ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00), lawful money of the United States of America, or so much thereof as may be advanced in accordance with the provisions of the Building Loan Agreement (as hereinafter defined), to be paid with interest (said indebtedness, interest and all other sums which may or shall become due hereunder, collectively, the “Debt”) according to a certain Mortgage Note dated the date hereof given by the Mortgagor to the Mortgagee (as modified, amended and restated from time to time, the “Note”), the Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed and assigned, and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto the Mortgagee forever all right, title and interest of the Mortgagor now owned, or hereafter acquired, in and to the following property, rights and interest (such property, rights and interests, collectively, the “Mortgaged Property”):

(a) the Premises;

(b) all buildings and improvements now or hereafter located on the Premises (the “Improvements”);

(b)(1) the Mortgaged Lease and the leasehold estate created thereunder;

(b)(2) all modifications, extensions and renewals of the Mortgaged Lease and all credits, deposits, options, purchase options, privileges and rights of the Mortgagor under the Mortgaged Lease, including, but not limited to, the right, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms, or to acquire fee title to or other interest in all or any portion of the Premises or the Improvements;

(b)(3) all of the Mortgagor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), including, without limitation, all of the Mortgagor’s right thereunder to remain in possession of the Premises and the Improvements;

(c) all of the estate, right, title, claim or demand of any nature whatsoever of the Mortgagor, either in law or in equity, in possession or expectancy, in and to the Mortgaged Property or any part thereof;

(d) all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property (including, without limitation, any and all development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Premises or now or hereafter transferred to the Premises) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof;

(e) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever and all additions thereto and renewals and replacements thereof, and all substitutions therefor now owned or hereafter acquired by the Mortgagor, purchased with the proceeds of the Debt now or hereafter located upon the Mortgaged Property and whether stored at the Mortgaged Property or off-site (collectively, the “Equipment”) and all proceeds and products of any of the above;

(f) all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Mortgaged Property;

(g) all leases and other agreements (other than the Mortgaged Lease) affecting the use or occupancy of the Mortgaged Property now or hereafter entered into (the “Leases”) and the right to receive and apply the rents, issues and profits of the Mortgaged Property (the “Rents”) to the payment of the Debt;

(h) all right, title and interest of the Mortgagor in and to (i) all contracts from time to time executed by the Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Mortgaged Property or any part thereof and all agreements relating to the purchase or lease of any portion of the Mortgaged Property or any property which is adjacent or peripheral to the Mortgaged Property, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Mortgaged Property or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Mortgaged Property;

(i) [reserved];

(j) [reserved];

(k) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property; and

(l) the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the proper use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, forever.

AND the Mortgagor covenants and agrees with and represents and warrants to the Mortgagee as follows:

1. Payment of Debt. The Mortgagor will pay the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage.

2. Warranty of Title.

(a) Subject only to those exceptions to title specifically set forth in the title policy issued or to be issued by Stewart Title Insurance Company of New York to the Mortgagee and insuring the lien of this Mortgage, the Mortgagor warrants the title to the Premises, the Improvements, the Equipment, the Mortgaged Lease, and the balance of the Mortgaged Property. In addition, the Mortgagor represents and warrants that (i) the Mortgaged Lease is in full force and effect and has not been modified in any manner whatsoever, (ii) there are no defaults under the Mortgaged Lease beyond any applicable notice and cure periods and no event has occurred, which but for the passage of time, or notice, or both, would constitute a default under the Mortgaged Lease, (iii) all rents, additional rents and other sums due and payable under the Mortgaged Lease have been paid in full, and (iv) no action has commenced and no notice has been given or received for the purpose of terminating the Mortgaged Lease. The Mortgagor also represents and warrants that (i) the Mortgagor is now, and after giving effect to this Mortgage, will be in a solvent condition, (ii) the execution and delivery of this Mortgage by the Mortgagor does not constitute a “fraudulent conveyance” within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or against the Mortgagor.

(b) The Mortgagor (and the undersigned representative of the Mortgagor, if any) additionally represents and warrants that: (i) it has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on the Mortgagor’s part to be performed, (ii) if the Mortgagor is a corporation, the Mortgagor is a duly organized and presently existing corporation and this Mortgage has been executed by authority of its Board of Directors and with the requisite consent of the holders of the outstanding shares of its capital stock entitled to vote thereon, if such consent is required under the provisions of the certificate of incorporation of the Mortgagor, (iii) if the Mortgagor is a partnership, the Mortgagor is a duly authorized and validly existing partnership and this Mortgage has been executed by a duly authorized general partner, and (iv) if the Mortgagor is a limited liability company, the Mortgagor is a duly authorized validly existing limited liability company and this Mortgage has been executed by a duly authorized manager thereof.

3. Insurance. Mortgagor, at its expense, shall maintain and deliver to Mortgagee policies of insurance providing the following:

(a) Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $5,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be required by Mortgagee from time to time by notice to Mortgagor, and extended to cover: (i) Contractual Liability assumed by Mortgagor with defense provided in addition to policy limits for indemnities of the named insured, (ii) if any of the work is subcontracted, Independent Contractors Liability providing coverage in connection with such portion of the work which may be subcontracted, (iii) Broad Form Property Damage Liability, (iv) Products & Completed Operations for coverage, such coverage to apply for two years following completion of construction, (v) waiver of subrogation against all parties named additional insured, (vi) severability of interest provision, and (vii) Personal Injury & Advertisers Liability.

(b) Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $2,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.

(c) Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $10,000,000.00.

(d) All-Risk Property (Special Cause of Loss) Insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto. During the construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion.

(e) Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Mortgagor is obligated to pay compensation to employees engaged in the performance of the work. The policy limit under the Employer’s Liability Insurance section shall not be less than $1,000,000.00 for any one accident.

(f) If the Property, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the Improvements, or the amount of the Loan, whichever is less.

(g) Such other insurance as Mortgagee may require with respect to the Mortgagor and the Mortgaged Property, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, earthquake insurance, rent abatement and/or business loss.

All insurance policies (the “Policies”) shall (i) be issued by an insurance company licensed to do business in the state where the Mortgaged Property is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name “Commercial Lending II LLC., any and all subsidiaries as their interest may appear” as additional insureds on all liability insurance and as mortgagee and loss payee on all All-Risk Property and flood insurance, (iii) be endorsed to show that Mortgagor’s insurance shall be primary and all insurance carried by Mortgagee is strictly excess and secondary and shall not contribute with Mortgagor’s insurance, (iv) provide that Mortgagee is to receive thirty (30) days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to Mortgagee along with a copy of the policy for All-Risk Property coverage, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts acceptable to Mortgagee. Mortgagor shall deliver to Mortgagee, at least ten (10) days before the expiration of an existing policy, evidence acceptable to Mortgagee of the continuation of the coverage of the expiring policy. If Mortgagee has not received satisfactory evidence of such continuation of coverage in the time frame herein specified, Mortgagee shall have the right, but not the obligation, to purchase such insurance for Mortgagee’s interest only. Any amounts so disbursed by Mortgagee pursuant to this Section shall be repaid by Mortgagor within 10 days after written demand therefor. Nothing contained in this Section shall require Mortgagee to incur any expense or take any action hereunder, and inaction by Mortgagee shall never be considered a waiver of any right accruing to Mortgagee on account on this Section. The payment by Mortgagee of any insurance premium for insurance which Mortgagor is obligated to provide hereunder but which Mortgagee believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid. Mortgagor agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon. Unless Mortgagor provides Mortgagee with evidence satisfactory to Mortgagee of the insurance coverage required by this Agreement, Mortgagee may purchase insurance at Mortgagor’s expense to protect Mortgagee’s interest in the Mortgaged Property. This insurance may, but need not, protect Mortgagor’s interest in the Mortgaged Property. The coverages that Mortgagee purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Mortgaged Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence satisfactory to Mortgagee that Mortgagor has obtained insurance as required by this Agreement. If Mortgagee purchases insurance for the Mortgaged Property, Mortgagor will be responsible for the costs of that insurance, including any charges imposed by Mortgagee in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may, at Mortgagee’s discretion, be added to Mortgagor’s total principal obligation owing to Mortgagee, and in any event shall be secured by the liens on the Mortgaged Property created by the Mortgage. It is understood and agreed that the costs of insurance obtained by Mortgagee may be more than the costs of insurance Mortgagor may be able to obtain on its own. Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, thereunder. Mortgagor hereby absolutely assigns and transfers to Mortgagee all of Mortgagor’s right, title and interest in and to any unearned premiums paid on policies required hereunder and any claims thereunder and Mortgagee shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Mortgaged Property at any foreclosure sale; provided, however, that so long as no Event of Default exists and is continuing hereunder, Mortgagor shall have the right under a license granted hereby, and Mortgagee hereby grants to Mortgagor a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement. Said license shall be revoked automatically upon the occurrence and during the continuance of an Event of Default hereunder. Mortgagor shall not carry any separate insurance on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Mortgagee’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Mortgagee, and shall otherwise meet all other requirements set forth herein. Blanket insurance policies shall not be acceptable for the purposes of this paragraph unless otherwise approved to the contrary by the Mortgagee. The Mortgagor shall at all times comply with and shall cause the Improvements and Equipment and the use, occupancy, operation, maintenance, alteration, repair and restoration thereof to comply with the terms, conditions, stipulations and requirements of the Policies. If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other property hazard or casualty, the Mortgagor shall give prompt notice thereof to the Mortgagee. Sums paid to the Mortgagee, subject to the terms of the Mortgaged Lease, by any insurer may be retained and applied by the Mortgagee toward payment of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its discretion shall deem proper or, at the discretion of the Mortgagee, the same may be paid, either in whole or in part, to the Mortgagor for such purposes as the Mortgagee shall designate. If the Mortgagee shall receive and retain such insurance proceeds, the lien of this Mortgage shall be reduced only by the amount thereof received and retained by the Mortgagee and actually applied by the Mortgagee in reduction of the Debt. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to this Mortgage. Notwithstanding anything to the contrary set forth in the Mortgage Lease or herein, in the event that insurance proceeds are paid to the Mortgagor for restoration, such proceeds shall be applied, and such restoration completed with twelve months from the date of such casualty, subject however to delays resultant from a Force Majeure as provided in Paragraph 7 of the Building Loan Agreement.

4. Payment of Taxes, etc. The Mortgagor shall pay all taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Mortgaged Property and all insurance premiums relating to the Policies (collectively, the “Taxes”) prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof. The Mortgagor shall deliver to the Mortgagee, upon request, receipted bills, canceled checks and other evidence satisfactory to the Mortgagee evidencing the payment of the Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof.

5. [Reserved]

6. Condemnation. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and this Mortgage and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagee may, subject to the terms and conditions of the Mortgaged Lease and the Recognition Agreement between the , apply the entire amount of any such award or payment to the discharge of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its discretion shall deem proper. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such award or payment, the Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Debt, whichever is less. The Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor or otherwise, to collect and receipt for any such award or payment and to file and prosecute such claim or claims. Although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever. Notwithstanding anything to the contrary set forth in the Mortgaged Lease or herein, in the event that condemnation proceeds are paid to the Mortgagor for restoration, such proceeds shall be applied, and such restoration completed with twelve months from the date of such condemnation, subject however to delays resultant from a Force Majeure as provided in Paragraph 7 of the Building Loan Agreement.

7. Leases and Rents. (a) Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys all of the right, title and interest in and to all existing and future leases and subleases, tenancies and occupancy agreements, however denominated, affecting all or a portion of the Premises and all renewals, replacements and guarantees thereof (the “Leases”) along with all of the rents, income and profits due thereunder (the “Rents”) to Mortgagee. This assignment is absolute in nature and not an assignment for additional security only. The Mortgagee waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, and grants the Mortgagor the right to collect the Rents. The Mortgagor shall hold the Rents, or an amount sufficient to discharge all current sums due on the Debt, in trust for use in payment of the Debt. The right of the Mortgagor to collect the Rents may be revoked by the Mortgagee without notice upon any Event of Default by the Mortgagor under the terms of the Note or this Mortgage. Following such revocation the Mortgagee may retain and apply the Rents toward payment of the Debt in such order, priority and proportions as the Mortgagee, in its discretion, shall deem proper, or to the operation, maintenance and repair of the Mortgaged Property, and irrespective of whether the Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver. The Mortgagor shall not, except as provided below, without the consent of the Mortgagee, make, or suffer to be made, any Leases or modify any Leases or cancel any Leases or modify or cancel any Leases or accept prepayments of installments of the Rents for a period of more than one (1) month in advance or further assign the whole or any part of the Rents. Notwithstanding the foregoing, but subject in all respects to the terms and conditions of Section E. 10. of that certain Loan Agreement of even date herewith made by and among the Mortgagor, Mortgagee and Guarantors (the “Loan Agreement”), the Mortgagor may, without the prior written consent of the Mortgagee (i) sublease the entire Mortgaged Property to Dairyland USA Corporation pursuant to an operating lease (the “Operating Lease”) approved by the Mortgagee dated the date hereof and (ii) enter into subleases under the Operating Lease to affiliates of Dairyland USA Corporation for all or portions of the Improvements and (iii) enter into subleases with non affiliates for portions of the Improvements, expressly subordinate to this Mortgage, at market rates provided the aggregate of such subleases is not in excess of (a) twenty five percent (25%) of the rentable square feet of the Improvements provided that such subleases and the subtenants are not in a Tenant Excluded Business and are otherwise in conformance with the Loan Agreement and the provisions therein requiring conformance with the New Market Tax Credit laws, rules and regulations or (b) after the termination of the subleases in (iv) and (v), twenty five percent (25%) of the rentable square feet of the Improvements provided that such subleases and the subtenants are not in a Tenant Excluded Business and are otherwise in conformance with the Loan Agreement and the provisions therein requiring conformance with the New Market Tax Credit laws, rules and regulations and (iv) a short term sublease or license by the Mortgagor to A.L. Bazzini Co. Inc. for a sublease term not to exceed one hundred twenty (120) days and (v) the sublease covering a portion of the Mortgaged Property held by R Best which shall remain in place until the Full Vacate Date (as defined in the Mortgaged Lease) (all of the foregoing hereinafter referred to as “Permitted Subleases”). The Mortgagee shall have all of the rights against tenants of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York. The Mortgagor shall (a) fulfill or perform each and every provision of the Leases on the part of the Mortgagor to be fulfilled or performed, (b) promptly send copies of all notices of default which the Mortgagor shall send or receive under the Leases to the Mortgagee, and (c) enforce, short of termination of the Leases, the performance or observance of the provisions thereof by the tenants thereunder. The Mortgagor shall from time to time, but not less frequently than once every year, provide to the Mortgagee a complete and detailed leasing status report with respect to the Improvements, which leasing status report shall be in form and substance satisfactory in all respects to the Mortgagee. In addition to the rights which the Mortgagee may have herein, upon any Event of Default under this Mortgage, the Mortgagee, at its option, may require the Mortgagor to pay monthly in advance to the Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of the Mortgagor. Upon an Event of Default in any such payment, the Mortgagor will vacate and surrender possession of the Mortgaged Property to the Mortgagee, or to such receiver, and, in default thereof, the Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this paragraph shall be construed as imposing on the Mortgagee any of the obligations of the lessor under the Leases or of a “mortgagee in possession”.

(b) The Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, the Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to the Mortgagor and all third parties, including without limitation any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of (i) commencing a foreclosure action with respect to this Mortgage, (ii) furnishing notice to the Mortgagor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Premises as a mortgagee-in-possession, (v) obtaining the appointment of a receiver of the rents and profits of the Premises, (vi) sequestering or impounding the Rents, or (vii) taking any other affirmative action.

(c) For purposes of Section 552(b) of the Bankruptcy Code, the Mortgagor and the Mortgagee agree that this Mortgage shall constitute a “security agreement,” that the security interest created by such security agreement extends to property of the Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and that such security interest shall extend to all Rents acquired by the estate after the commencement of a case in bankruptcy.

(d) The Mortgagor acknowledges and agrees that all Rents shall be deemed to be “Cash Collateral” under Section 363 of the Bankruptcy Code in the event that the Mortgagor files a voluntary petition in bankruptcy or is made subject to any involuntary bankruptcy proceeding. After the filing of such petition, the Mortgagor may not use Cash Collateral without the consent of the Mortgagee and/or an order of any bankruptcy court pursuant to Section 363(b)(2) of the Bankruptcy Code.

8. Maintenance of the Mortgaged Property.

The Mortgagor shall cause the Mortgaged Property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Mortgaged Property. The Improvements and the Equipment shall not be removed, demolished or materially altered except (a) for normal replacement of the Equipment as determined in the reasonable business judgment of the Mortgagee and/or for renovations contemplated to be made by the Mortgagor with the reasonable approval of the Mortgagee or (b) if appropriate, in accordance with the approved plans and specifications or (c) with the prior written consent of the Mortgagee. The Mortgagor shall promptly comply with all existing and future governmental laws, orders, ordinances, rules and regulations affecting the Mortgaged Property, or any portion thereof or the use thereof. The Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by fire or other property hazard or casualty (including any fire or other property hazard or casualty for which insurance was not obtained or obtainable) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise, and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Premises. If such fire or other property hazard or casualty shall be covered by the Policies, the Mortgagor’s obligation to repair, replace or rebuild such portion of the Mortgaged Property shall be contingent upon the Mortgagee paying the Mortgagor the proceeds of the Policies, or such portion thereof as shall be sufficient to complete such repair, replacement or rebuilding, whichever is less. The Mortgagor will not, without obtaining the prior consent of the Mortgagee, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof.

9. Environmental Provisions.

(a) For the purposes of this paragraph the following terms shall have the following meanings: (i) the term “Hazardous Material” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls, (ii) the “Environmental Requirements” shall collectively mean all present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term “Governmental Authority” shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

(b) The Mortgagor hereby represents and warrants to the Mortgagee that to its actual knowledge, except as set forth in that certain Phase I environmental site assessment dated August 31, 2011 prepared by Professional Service Industries (the “Phase I”) and that certain Phase II site investigation report dated November, 2008 prepared by Henningson, Durham & Richardson Architecture and Engineering, P.C. (the “Phase II”), (i) no Hazardous Material is currently located at, on, in, under or about the Mortgaged Property, (ii) no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the Mortgaged Property onto any other property or from any other property onto or into the Mortgaged Property has occurred or is occurring in violation of any Environmental Requirement, (iii) no notice of violation, non-compliance, liability or potential liability, lien, complaint, suit, order or other notice with respect to the Mortgaged Property is presently outstanding under any Environmental Requirement, nor does the Mortgagor have knowledge or reason to believe that any such notice will be received or is being threatened, and (iv) the Mortgaged Property and the operation thereof are in full compliance with all Environmental Requirements.

(c) The Mortgagor shall comply, and shall cause all subtenants or other occupants of the Mortgaged Property claiming through the Mortgagor to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any subtenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property in a manner that could lead or potentially lead to the imposition on the Mortgagor, the Mortgagee or the Mortgaged Property of any liability or lien of any nature whatsoever under any Environmental Requirement. The Mortgagor shall notify the Mortgagee promptly after becoming aware in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Mortgaged Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to the Mortgagee copies of any notices received by the Mortgagor relating to alleged violations of any Environmental Requirement or any potential liability under any Environmental Requirement and will promptly pay when due any fine or assessment against the Mortgagee, the Mortgagor or the Mortgaged Property relating to any Environmental Requirement (subject to the Mortgagor’s right to contest by appropriate proceedings and as provided in paragraph 58 below) . If at any time it is determined that the operation or use of the Mortgaged Property is in violation of any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, the Mortgagor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from the Mortgagee, take, at the Mortgagor’s sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. Notwithstanding the foregoing, the mere presence of Hazardous Materials at the Mortgaged Property incident to cleaning, maintenance and/or operation of the Mortgaged Property or the operation of vehicles or Equipment therefrom or thereon shall not constitute a violation of these provisions so long as the same are stored, handled, and disposed of in accordance with the applicable Environmental Requirements.

(d) If the Mortgagor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (c) above, the Mortgagee may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Mortgagee (including, without limitation, reasonable counsel fees and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Mortgagee until the date any such sums are repaid by the Mortgagor to the Mortgagee. The Mortgagor will execute and deliver, promptly upon request, such instruments as the Mortgagee may deem useful or necessary to permit the Mortgagee to take any such action, and such additional notes and mortgages, as the Mortgagee may require to secure all sums so advanced or paid by the Mortgagee. If a lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Mortgagor or for which the Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Mortgaged Property is located, then the Mortgagor will, within thirty (30) days from the date that the Mortgagor is first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Mortgagee if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is reasonably satisfactory in all respects to the Mortgagee and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

(e) The Mortgagee may, at its option, at intervals of not less than one year, or more frequently if the Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted to confirm the Mortgagor’s compliance with the provisions of this paragraph, and the Mortgagor shall cooperate in all reasonable ways with the Mortgagee connection with any such audit. If such audit discloses that a violation of or a liability under an Environmental Requirement exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, the Mortgagor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this paragraph, be paid by the Mortgagee.

(f) [reserved]

(g) The Mortgagor will defend, indemnify, and hold harmless the Mortgagee, its co-lenders, participants, employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by the Mortgagor of any of the provisions of this paragraph 9, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of the Mortgagee hereunder provided however that the above indemnifications shall exclude any of the foregoing arising out of the gross negligence, bad faith, or willful misconduct of the Mortgagee, its agents and/or employees. The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the loan evidenced by the Note and secured by this Mortgage, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

(h) The obligations and liabilities of the Mortgagor under this paragraph 9 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Debt has been paid in full and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by the Mortgagee, its nominee or affiliate of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever. Nothing in this paragraph 9 shall prohibit the Mortgagor from contesting any alleged violation in good faith and by appropriate proceedings so long as the Mortgagor is in compliance with the provisions of Paragraph 58 below.

10. Estoppel Certificates. The Mortgagor, within twenty (20) days after request by the Mortgagee and at its expense, will furnish the Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt and the offsets or defenses thereto, if any.

11. Transfer or Encumbrance of the Mortgaged Property.

Except for the occupancy of the Mortgaged Property pursuant to the Operating Lease and Permitted Subleases, and as otherwise hereinafter specifically provided to the contrary in this paragraph and paragraph 7 of this Mortgage, no part of the Mortgaged Property nor any interest of any nature whatsoever therein, shall in any manner, directly or indirectly, be further encumbered, sold, transferred, assigned, conveyed, let or sublet, or permitted to be further encumbered, sold, transferred, assigned, conveyed, let or sublet without the prior consent of the Mortgagee, which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Mortgagee, except (i) that as to further subleasing, Mortgagee’s consent shall not be unreasonably withheld, delayed or conditioned unless the existence of such proposed sublease would violate paragraph 7 (a) clause (iii) (a) hereof, (ii) to the extent permitted below in this paragraph 11 and (iii) nothing herein shall prohibit the granting of licenses to use the Equipment to the person or persons then operating at the Mortgaged Property.

In addition, except as otherwise hereinafter specifically provided to the contrary in this paragraph, but subject at all times to the terms and conditions of Section E. 24. of the Loan Agreement, no interest of any nature whatsoever in the Mortgagor or any Guarantor (whether partnership, stock, equity, beneficial, profit, loss or otherwise) shall in any manner, directly or indirectly, be encumbered, sold, transferred, conveyed, without the prior consent of the Mortgagee, which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Mortgagee provided however that a transfer or conveyance of the Equity Interests of the Mortgagor or Guarantors shall be permitted hereunder without the consent of the Mortgagee if such transfer or conveyance does not result in a prohibited Change of Control (as defined in the Existing Credit Agreement) or, with respect to the Guarantors is otherwise permitted under the Existing Credit Agreement. Existing pledges of Equity Interests under the Existing Credit Agreement (as defined in the Loan Agreement) or the exercise of the remedies under the Existing Credit Agreement shall not be deemed a violation of the provisions hereof.

12. Notice. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, UPS or other reputable nationally recognized overnight delivery service (that provides written confirmation of receipt) r, r by postage pre-paid or certified mail, return receipt requested, and shall be deemed given at the following addresses on the date actually received or, if refused, on the date of such refusal:

If to the Mortgagor:

Dairyland HP LLC

c/o Dairyland USA Corporation

100 East Ridge Road

Ridgefield, Connecticut 06877

Attention: Kenneth Clark, Chief Financial Officer

With a copy to:

Reed Smith LLP

599 Lexington Avenue, 29th Floor

New York, New York 10022

Attention: Joseph M. Marger, Esq.

If to the Mortgagee:

Commercial Lending II LLC

JPMorgan Chase Bank, N. A.

106 Corporate Park Drive

White Plains, New York, 10604

Attention: Patricia Stone, Senior Vice President

With a copy to:

JPMorgan Chase Bank, N.A.

Legal Department

237 Park Avenue—12th Floor

Mail Code NY1-R065

New York, New York 10017

Attention: Charles J. Janoff, Esq.

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

13. Sale of Mortgaged Property. If this Mortgage is foreclosed, the Mortgaged Property, or any interest therein, may, at the discretion of the Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.

14. Changes in Laws Regarding Taxation. In the event of the passage after the date of this Mortgage of any law of the State of New York deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Note or the Debt, the Mortgagor shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by the Mortgagee, whichever is less, provided, however, that if, in the opinion of the attorneys for the Mortgagee, the Mortgagor is not permitted by law to pay such taxes, the Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a prior notice to the Mortgagor of not less than thirty (30) days.

15. No Credits on Account of the Debt. The Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt. If at any time this Mortgage shall secure less than all of the principal amount of the Debt, it is expressly agreed that any repayment of the principal amount of the Debt shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Debt outstanding.

16. [reserved]

17. Other Security for the Debt. The Mortgagor shall observe and perform all of the terms, covenants and provisions contained in the Note and in all other mortgages and other instruments or documents evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby.

18. Documentary Stamps. If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Note or this Mortgage, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

19. Right of Entry. Upon prior notice, the Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.

20. Books and Records. The Mortgagor shall comply with the terms of the Loan Agreement between Mortgagor and Mortgagee regarding the maintenance of books and records and disclosure of financial information.

21. Performance of Other Agreements. The Mortgagor shall observe and perform each and every term to be observed or performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

22. Events of Default. The Debt shall become due at the option of the Mortgagee upon the occurrence of any one or more of the following events (herein collectively referred to as Events of Default):

(a) if any portion of the Debt is not paid when such portion of the Debt is due and payable;

(b) if the Mortgagor shall fail to pay within twenty (20) days of notice and demand by the Mortgagee, any installment of any assessment against the Mortgaged Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on the Mortgaged Property, notwithstanding the fact that such installment may not be due and payable at the time of such notice and demand;

(c) if any Federal tax lien is filed against the Mortgagor, any Guarantor or the Mortgaged Property and the same is not discharged of record within sixty (60) days after the same is filed ;

(d) if (except as specifically provided to the contrary in Paragraph 11 above) without the consent of the Mortgagee (which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Mortgagee) any part of the Mortgaged Property or any interest of any nature whatsoever therein or any interest of any nature whatsoever in the Mortgagor or any Guarantor (whether partnership, stock, equity, beneficial, profit, loss or otherwise) is in any manner, by operation of law or otherwise, whether directly or indirectly, further encumbered, sold, transferred, assigned or conveyed, and irrespective of whether any such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason or operation of law or is otherwise made;

(e) if without the consent of the Mortgagee any Improvement or the Equipment (except as provided in paragraph 8 above) is removed, demolished or materially altered, or if the Mortgaged Property is not kept in good condition and repair following;

(f) if the Mortgagor shall fail to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Mortgaged Property within three (3) months from the issuance thereof, or the time period set forth therein, whichever is less;

(g) if the Mortgagor shall be in default with respect to its obligations under Paragraph 9 of the Mortgage beyond any applicable grace period and/or after the giving of any applicable notice as stated in Paragraph 9;

(h) if the Policies are not kept in full force and effect, or if the Policies are not delivered to the Mortgagee upon request;

(i) if on application of the Mortgagee two or more fire insurance companies lawfully doing business in the State of New York refuse to issue Policies;

(j) if the Mortgagor shall fail to pay the Mortgagee on demand for all Premiums and/or Taxes paid by the Mortgagee pursuant to this Mortgage, together with any late payment charge and interest thereon calculated at the Default Rate;

(k) if without the consent of the Mortgagee any Leases are made, canceled or modified or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

(l) if any representation or warranty of the Mortgagor, or of any person (herein referred to as a “Guarantor”) guaranteeing payment of the Debt or any portion therefor guaranteeing completion of the Improvements as described in the Building Loan Agreement or guaranteeing performance by the Mortgagor of any of the terms of this Mortgage made herein or in any such guaranty (a “Guaranty”), or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Note, this Mortgage, or any such Guaranty, shall prove false or misleading in any material respect;

(m) if the Mortgagor or any Guarantor shall make an assignment for the benefit of creditors;

(n) if a court of competent jurisdiction enters a decree or order for relief with respect to the Mortgagor or any Guarantor under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of the Mortgagor or any Guarantor;

(o) if the Mortgagor or any Guarantor files a petition or answer or consent seeking relief under the Bankruptcy Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if the Mortgagor or any Guarantor consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or any Guarantor, or of any substantial part of their respective properties, or if the Mortgagor or any Guarantor fails generally to pay their respective debts as such debts become due, or if the Mortgagor or any Guarantor takes any action in furtherance of any action described in this subparagraph;

(p) if the Mortgagor or any Guarantor shall be in default beyond any applicable notice and/or cure period under the Note, the Completion Guaranty executed and delivered by the Guarantors to the Mortgagee, Guaranty of Payment executed and delivered by the Guarantors to the Mortgagee, the Hazardous Material Indemnification Agreement executed and delivered by the Borrower and the Guarantors to the Mortgagee, the Loan Agreement between the Mortgagee and the Mortgagor and the Guarantors, the Building Loan Agreement or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Note, this Mortgage or the loan evidenced and secured thereby, and any modification, amendment, restatements, or supplement thereto;

(q) if the Mortgagor or other person shall be in default beyond any applicable notice and cure period under any mortgage or deed of trust covering any part of the Mortgaged Property whether superior or inferior in lien to this Mortgage, and including, without limitation, any such mortgage or deed of trust now or hereafter held by the Mortgagee;

(r) if the Mortgagor shall default beyond any applicable notice and cure period in the observance or performance of any term, covenant or condition of the Mortgaged Lease on the part of the Mortgagor, as ground lessee thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required in writing by the ground lessor under the Mortgaged Lease, or if any one or more of the events referred to in the Mortgaged Lease shall occur which would or may cause the Mortgaged Lease to terminate without notice or action by the ground lessor thereunder or which would entitle the ground lessor under the Mortgaged Lease to terminate the Mortgaged Lease and the term thereof by giving notice to the Mortgagor, as ground lessee thereunder, or if the leasehold estate created by the Mortgaged Lease shall be surrendered, in whole or in part, or if the Mortgaged Lease shall be terminated or canceled for any reason or under any circumstance whatsoever, or if any of the terms, covenants or conditions of the Mortgaged Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of the Mortgagee;

(s) if the Mortgagor shall, without the Mortgagee’s prior written approval, elect to treat the lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made by the Mortgagor, as holder of the fee or leasehold estates in the Mortgaged Property, without the Mortgagee’s prior written consent, in addition to constituting an Event of Default, shall be void;

(t) if any Guarantor shall terminate or dissolve or suspend their usual business activities or convey, sell, lease, transfer or otherwise dispose of all or a substantial part of their property, business or assets other than in the ordinary course of business or as may be permitted under the Existing Credit Agreement (as defined in the Loan Agreement); or

(u) if any Guarantor shall be in default under any Guaranty beyond any applicable notice and cure period provided for therein;

(v) if the Mortgaged Property shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic’s or materialman’s lien, mechanic’s or materialman’s lien or other lien of any nature whatsoever and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of the Mortgagee by the title company insuring the lien of this Mortgage within a period of thirty (30) days after the same is filed or recorded, and irrespective of whether the same is superior or subordinate in lien or other priority to the lien of this Mortgage and irrespective of whether the same constitutes a perfected or inchoate lien or encumbered on the Mortgaged Property or is only a matter of record or notice; or

(w) a default beyond any applicable cure period or at maturity by the Mortgagor or any Guarantor in any payment of principal or interest due on or in the performance of any other provision contained in the Existing Credit Agreement (as defined in the Loan Agreement) including the breach of any covenant thereunder, if (x) with respect to a payment default, such payment is a payment at maturity or a final payment, or (y) the effect of such default is to cause the lender (or lead bank acting as agent) under the Existing Credit Agreement (a “Holder”) to accelerate the balance due thereunder prior to its stated maturity (or under any agreement or instrument by which the Existing Credit Agreement is evidenced or secured) and, in any case, no waiver, extension or forbearance agreement is then in effect; provided further, that any subsequent waiver, extension or forbearance agreement or cure by payment or other satisfaction accepted by the Holder shall be concurrently deemed a cure of the default created under this clause; or

(x) if the Mortgagor shall continue to be in default under any of the other terms, covenants or conditions of this Mortgage for ten (10) days after notice from the Mortgagee in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from the Mortgagee in the case of any other default, provided that if such default cannot reasonably be cured within such thirty(30) day period and the Mortgagor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty(30) day period shall be extended for so long as it shall require the Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days , and that nothing contained in this paragraph shall be construed as having the effect of extending the Completion Date (as defined in the Building Loan Agreement).

23. Right to Cure Defaults. If an Event of Default in the performance of any of the covenants of the Mortgagor herein occurs, the Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to the Mortgagor or any person in possession thereof holding under the Mortgagor. If the Mortgagee shall remedy such an Event of Default or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, the costs and expenses thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this paragraph, shall be paid by the Mortgagor to the Mortgagee upon demand. All such costs and expenses incurred by the Mortgagee in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall be paid by the Mortgagor to the Mortgagee upon demand, with interest (calculated for the actual number of days elapsed on the basis of a 360-day year) at a rate per annum equal to 5% plus the rate of interest provided in the Note (herein referred to as the Default Rate), provided, however, that the Default Rate shall in no event exceed the maximum interest rate which the Mortgagor may by law pay, for the period after notice from the Mortgagee that such costs or expenses were incurred to the date of payment to the Mortgagee. To the extent any of the aforementioned costs or expenses paid by the Mortgagee after an Event of Default by the Mortgagor shall constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property, (ii) premiums on insurance policies covering the Mortgaged Property, (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the indebtedness secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage, or (iv) any amount, cost or charge to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the indebtedness secured by this Mortgage and shall be secured by this Mortgage. Notwithstanding anything to the contrary contained in this Mortgage, the maximum amount of the principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured by this Mortgage is ELEVEN MILLION and 00/100 DOLLARS ($11,000,000.00), plus all amounts expended by the Mortgagee after an Event of Default by the Mortgagor, as hereinabove set forth in paragraph.

24. Appointment of Receiver. The Mortgagee, in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property or upon the occurrence of any Event of Default hereunder, shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mortgaged Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt.

25. Non-Waiver. The failure of the Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. The Mortgagor shall not be relieved of the Mortgagor’s obligation to pay the Debt at the time and in the manner provided for its payment in the Note and this Mortgage by reason of (i) failure of the Mortgagee to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt, or (iii) any agreement or stipulation between the Mortgagee and any subsequent owner or owners of the Mortgaged Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of the Mortgagor, and in the latter event, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Note and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, the Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Note or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

26. Liability. If the Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

27. Construction. The terms of this Mortgage shall be construed in accordance with the laws of the State of New York.

28. Security Agreement; Financing Statement. This Mortgage constitutes both a real property mortgage and a “security agreement,” within the meaning of the Uniform Commercial Code, and the Mortgaged Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property. The Mortgagor by executing and delivering this Mortgage has granted to the Mortgagee, as security for the Debt, a security interest in the Equipment. Upon any Event of Default under the Note or this Mortgage, the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Equipment or any part thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Equipment. Upon request or demand of the Mortgagee, the Mortgagor shall at its expense assemble the Equipment and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee. The Mortgagor shall pay to the Mortgagee on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by the Mortgagee in protecting its interest in the Equipment and in enforcing its rights hereunder with respect to the Equipment. Any notice of sale, disposition or other intended action by the Mortgagee with respect to the Equipment sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Equipment, or any part thereof, may be applied by the Mortgagee to the payment of the Debt in such order, priority and proportions as the Mortgagee in its discretion shall deem proper. If any change shall occur in the Mortgagor’s name, the Mortgagor shall promptly cause to be filed at its own expense, new financing statements as required under the Uniform Commercial Code to replace those on file in favor of the Mortgagee.

The Mortgage shall also serve as a financing statement as provided for in Section 9-502(c) of the Uniform Commercial Code.

29. Further Acts, etc. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as the Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto the

Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this mortgage and, on demand, will execute and deliver and hereby authorizes the Mortgagee to execute in the name of the Mortgagor to the extent the Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property.

30. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defined or limiting, in any way, the scope or intent of the provisions hereof.

31. Filing of Mortgage, etc. The Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien hereof upon, and the interest of the Mortgagee in, the Mortgaged Property. The Mortgagor will pay all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance. The Mortgagor shall hold harmless and indemnify the Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

32. Usury Laws. This Mortgage and the Note are subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note, the Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

33. Sole Discretion of Mortgagee. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the Note, this Mortgage, the Building Loan Agreement, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loan secured hereby, the Mortgagee exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee, the decision of the Mortgagee to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of the Mortgagee and shall be final and conclusive.

34. Reasonableness. If at any time the Mortgagor believes that the Mortgagee has not acted reasonably in granting or withholding any approval or consent under the Note, this Mortgage, the Building Loan Agreement, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loan secured hereby, as to which approval or consent either (i) the Mortgagee has expressly agreed to act reasonably, or (ii) absent such agreement, applicable law would nonetheless require the Mortgagee to act reasonably, then the Mortgagor’s sole remedy shall be to seek injunctive relief or specific performance, and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by the Mortgagor against the Mortgagee.

35. Recovery of Sums Required To Be Paid. The Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for an Event of Default or Events of Defaults by the Mortgagor existing at the time such earlier action was commenced.

36. Actions and Proceedings. After an Event of Default, the Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its discretion, determines should be brought to protect its interest in the Mortgaged Property.

37. Inapplicable Provisions. If any term, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

38. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

39. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided in this Mortgage, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean each of the Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein; the word “Mortgagee” shall mean the Mortgagee or any subsequent holder of the Note; the word “Note” shall mean the Note or any other evidence of indebtedness secured by this Mortgage and any and all modifications, amendments, extensions, renewals, restatements, consolidations and/or replacements thereof; the word “Guarantor” shall, in addition to the meaning ascribed to it in Paragraph 22(l) hereof, include their respective heirs, executors, administrators, legal representatives, successors and assigns; the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity; the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein; and the word “Debt” shall mean all sums secured by this Mortgage; and the word “default” shall mean the occurrence of any default by the Mortgagor or other person in the observance or performance of any of the terms, covenants or provisions of the Note or this Mortgage on the part of the Mortgagor or such other person to be observed or performed without regard to whether such default constitutes or would constitute upon notice or lapse of time, or both, an Event of Default under this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

40. Waiver of Notice. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Mortgagor, and the Mortgagor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee to the Mortgagor.

41. No Oral Change. This Mortgage may only be modified, amended or changed by an agreement in writing signed by the Mortgagor and the Mortgagee, and may only be released, discharged or satisfied of record by an agreement in writing signed by the Mortgagee. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given in writing by the Mortgagee and if so given by the Mortgagee shall only be effective in the specific instance in which given. The Mortgagor acknowledges that the Note, this Mortgage, the Building Loan Agreement and the other documents and instruments executed and delivered in connection therewith or otherwise in connection with the loan secured hereby set forth the entire agreement and understanding of the Mortgagor and the Mortgagee with respect to the loan secured hereby and that no oral or other agreements, understanding, representation or warranties exist with respect to the loan secured hereby other than those set forth in the Note, this Mortgage , the Building Loan Agreement and such other executed and delivered documents and instruments.

42. Absolute and Unconditional Obligation. The Mortgagor acknowledges that the Mortgagor’s obligation to pay the Debt in accordance with the provision of the Note and this Mortgage is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Note or this Mortgage or the obligation of the Mortgagor thereunder to pay the Debt or the obligations of any other person relating to the Note or this Mortgage or the obligations of the Mortgagor under the Note or this Mortgage or otherwise with respect to the loan secured hereby, and the Mortgagor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of the Mortgagor to pay the Debt in accordance with the provisions of the Note and this Mortgage or the obligations of any other person relating to the Note or this Mortgage or obligations of the Mortgagor under the Note or this Mortgage or otherwise with respect to the loan secured hereby in any action or proceeding brought by the Mortgagee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Mortgage or any other document or instrument securing repayment of the Debt, in whole or in part (provided, however, that the foregoing shall not be deemed a waiver of the Mortgagor’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Mortgagor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Mortgagee in any separate action or proceeding).

43. Trust Fund Pursuant to Section 13 of the Lien Law of New York, the Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

44. Non-Residential Property. This Mortgage does not cover real property principally improved by one or more structures containing in the aggregate six (6) or less residential dwelling units having their own separate cooking facilities.

45. Waiver of Trial by Jury. The Mortgagor hereby irrevocably and unconditionally waives, and the Mortgagee by its acceptance of the Note and this Mortgage irrevocably and unconditionally waives, any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to the Note, this Mortgage, the Building Loan Agreement, any other document or instrument now or hereafter executed and delivered in connection therewith or the loan secured by this Mortgage.

46. Waiver of Statutory Rights. The Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that the Mortgagor may do so under applicable law. The Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Property marshaled upon any foreclosure of the lien of this Mortgage and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. The Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent the Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order of decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

47. Brokerage. The Mortgagor covenants and agrees that no brokerage commission or other fee, commission or compensation is to be paid by the Mortgagee on account of the loan or other financing obligations evidenced by the Note and/or secured by this Mortgage and the Mortgagor agrees to indemnify the Mortgagee against any claims for any of the same.

48. Indemnity. Anything in this Mortgage, the Note, the Building Loan Agreement, the Loan Agreement or any of the other agreement, document or instrument now or hereafter executed and/or delivered in connection with the Debt (collectively, as the same may be amended and modified, restated, replaced or supplemented from time to time, the “Loan Documents”) to the contrary notwithstanding, the Mortgagor shall indemnify and hold the Mortgagee harmless and defend the Mortgagee at the Mortgagor’s sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements of the Mortgagee’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with:

(i) any ongoing matters arising out of this Mortgage, the Note, the Building Loan Agreement, the Loan Agreement, any of the other Loan Documents or the transaction contemplated hereby or thereby, including, but not limited to, all costs of appraisal or reappraisal of all or any portion of any collateral for the Debt (including without limitation, the Mortgaged Property) and all costs of reappraisal of the Mortgaged Property whether required by law or regulation of the Mortgagee or any governmental or quasi governmental agency or of the granting by the Payee, in its sole and absolute discretion, of any lease non-disturbance agreements,

(ii) any amendment to, or restructuring of, the Debt, this Mortgage, the Note, the Building Loan Agreement, the Loan Agreement or any of the other Loan Documents, and

(iii) any and all lawful action that may be taken by the Mortgagee in connection with the enforcement of the provisions of this Mortgage, the Note, the Building Loan Agreement, the Loan Agreement or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Mortgagor, any Guarantor of all or any portion of the Debt and/or any partner, joint venturer or shareholder thereof becoming subject of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

provided however that the above indemnifications shall exclude any and all loss or liability, cost or expense (including, but not limited to, reasonable attorneys’ fees and disbursements of Mortgagee’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of the gross negligence, bad faith, or willful misconduct of the Mortgagee, its agents and employees.

All sums expended by the Mortgagee on account of any of the foregoing shall be reimbursable on demand, and until reimbursed by the Mortgagor pursuant hereto, shall be deemed additional principal evidenced hereby and secured by this Mortgage and shall bear interest at the Default Rate hereinbelow set forth. The obligations of the Mortgagor under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever which may be set forth herein, in this Mortgage, the Note, the Building Loan Agreement, the Loan Agreement or the other Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor and shall be secured by the Mortgage.

49. Enforceability. This Mortgage was negotiated in the State of New York, and made by the Mortgagor and accepted by the Mortgagee in the State of New York, and the proceeds of the loan secured hereby were disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Mortgage and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United State of America. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

50. Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and swap counter-parties and nothing contained in the Note, this Mortgage, the Building Loan Agreement, or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the loan secured hereby is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and swap counter-parties.

51. [reserved]

52. USA Patriot Act. The Mortgagee hereby notifies the Mortgagor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Mortgagor, which information includes the name and address of the Mortgagor and other information that will allow the Mortgagee to identify the Mortgagor in accordance with the Act. The Mortgagor will not: (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the US Office of Foreign Asset Control List) that prohibits or limits the Mortgagee from making any advance or extension of credit to the Mortgagor or from otherwise conducting business with the Mortgagor, or (b) fail to provide documentary and other evidence of the Mortgagor’s identity as may be requested by the Mortgagee at any time to enable the Mortgagee to verify the Mortgagor’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

53. Building Loan Agreement. This is a building loan and “construction loan” mortgage, the proceeds of which are loaned for the purpose of financing the construction of certain improvements on the Premises. This Mortgage is subject to all of the terms, covenants and conditions of a certain building loan agreement dated the date hereof entered into between the Mortgagee and the Mortgagor (herein referred to as the Building Loan Agreement), which Building Loan Agreement and all of the terms, covenants and conditions thereof are by this reference incorporated herein and made a part hereof with the same force and effect as if set forth at length herein. The proceeds of the building loan secured hereby are to be advanced by the Mortgagee to the Mortgagor in accordance with the provisions of the Building Loan Agreement. The Mortgagor shall observe and perform all of the terms, covenants and conditions of the Building Loan Agreement on the Mortgagor’s part to be observed or performed. Subject to the limitations and qualifications expressly set forth in paragraph 23 of this Mortgage entitled “Right to Cure Defaults,” all advances made and all indebtedness arising and accruing under the Building Loan Agreement from time to time shall be secured hereby. In the event of any conflict or ambiguity between the terms, covenants and conditions of this Mortgage and the Building Loan Agreement, the terms, covenants and conditions which shall enlarge the rights and remedies of the Mortgagee and the interest of the Mortgagee in the Mortgaged Property, afford the Mortgagee greater financial security in the Mortgaged Property and better assure payment of the Debt in full, shall control.

54. [Reserved]

55. The Mortgaged Lease.

(a) The Mortgagor shall: (i) pay all rents, additional rents and other sums required to be paid by the Mortgagor as lessee under and pursuant to the provisions of the Mortgaged Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Mortgaged Lease on the part of the Mortgagor, as lessee thereunder, to be performed and observed, unless such performance or observance shall be waived or not required in writing by the lessor under the Mortgaged Lease or the same is being contested by the Mortgagor in good faith and by appropriate proceedings and subject to the provision of paragraph 58 below, to the end that all things shall be done which are necessary to keep unimpaired the rights of the Mortgagor, as lessee, under the Mortgaged Lease, (iii) promptly notify the Mortgagee in writing of any notice of default received by the Mortgagor or given to the lessor under the Mortgaged Lease in respect to the performance or observance of any of the terms, covenants or conditions on the part of, respectively, the Mortgagor or lessor to be performed or observed under the Mortgaged Lease, (iv) promptly notify the Mortgagee of the giving of any notice by the lessor under the Mortgaged Lease to the Mortgagor noting or claiming any default by the Mortgagor in the performance or observance of any of the terms, covenants or conditions of the Mortgaged Lease on the part of the Mortgagor, as lessee thereunder, to be performed or observed and deliver to the Mortgagee a true copy of each such notice, (v) promptly notify the Mortgagee in writing of any request made by either party to the Mortgaged Lease for arbitration proceedings, if any, pursuant to the Mortgaged Lease and of the institution of any arbitration proceedings, as well as of all proceedings thereunder, and promptly deliver to the Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding, it being acknowledged and agreed that the Mortgagee shall have the right to participate in such arbitration proceedings in association with the Mortgagor or on its own behalf as an interested party, (vi) furnish to the Mortgagee, within ten (10) days after demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Mortgaged Lease, and (vii) not consent to the subordination of the Mortgaged Lease to any mortgage of the fee interest of the lessor under the Mortgaged Lease in the Mortgaged Property except such as agreed to by the Mortgagee.

(b) The Mortgagor, shall not, without the prior written consent of the Mortgagee, surrender the leasehold estate created by the Mortgaged Lease or terminate or cancel the Mortgaged Lease or modify, change, supplement, alter or amend the Mortgaged Lease, in any respect, either orally or in writing, and the

Mortgagor hereby assigns to the Mortgagee, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Mortgagor, as lessee under the Mortgaged Lease, to surrender the leasehold estate created by the Mortgaged Lease or to terminate, cancel, modify, change, supplement, alter or amend the Mortgaged Lease, and any such surrender of the leasehold estate created by the Mortgaged Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Mortgaged Lease without the prior written consent of the Mortgagee shall be void and of no force and effect.

(c) Supplementing the provisions of subparagraph (b) above, it is understood and agreed that the Mortgagor shall not, without the Mortgagee’s prior written consent, elect to treat the Mortgaged Lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made without the Mortgagee’s prior written consent shall be void. The Mortgagor hereby unconditionally assigns, transfers and set over to the Mortgagee all of the Mortgagor’s claims and rights to the payment of damages arising under the Bankruptcy Code from any rejection by the lessor under the Mortgaged Lease. The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Mortgaged Lease, including, without limitation, the right to file and prosecute, to the exclusion of the Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of such lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by the Mortgage shall have been satisfied and discharged in full. Any amounts received by the Mortgagee as damages arising out of the rejection of the Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of the Mortgagee (including, without limitation, reasonable attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this Paragraph 55 and then shall be applied against the Debt in such order, priority and proportion as the Mortgagee shall determine. If any action, motion or notice shall be commenced or filed in respect of the Mortgagor, as lessee under the Mortgaged Lease, or all or any portion of the Mortgaged Property in connection with any case under the Bankruptcy Code, the Mortgagor shall give the Mortgagee prompt written notice thereof and the Mortgagee shall have the option, to the exclusion of the Mortgagor, exercisable upon notice from the Mortgagee to the Mortgagor, to conduct and control any such litigation with counsel of the Mortgagee’s choice. The Mortgagee may proceed in its own name or in the name of the Mortgagor in connection with any such litigation, and the Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. The Mortgagor shall, upon demand, pay to the Mortgagee all costs and expenses (including attorneys’ fees) paid or incurred by the Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by the Mortgagor as aforesaid shall be secured by the lien of the Mortgage and shall be added to the Debt. The Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee. The Mortgagor shall, immediately after obtaining knowledge thereof, notify the Mortgagee and its counsel, by telecopy to the numbers set forth in Paragraph 12, of any filing by or against the lessor under the Mortgaged Lease of a petition under the Bankruptcy Code. The Mortgagor shall thereafter forthwith give written notice of such filing to the Mortgagee, setting forth the date of such filing, the court in which the petition was filed and the relief sought therein. The Mortgagor shall promptly deliver to the Mortgagee, following receipt, any and all notices, summonses, pleadings, applications and other documents received by the Mortgagor in connection with any such petition and any proceedings relating thereto.

(d) If the Mortgagor shall be in default in the performance or observance of any term, covenant or condition of the Mortgaged Lease on the part of the Mortgagor, as lessee thereunder, to be performed or observed beyond any applicable notice and cure period, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Mortgagor from any of its obligations hereunder, the Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Mortgaged Lease on the part of the Mortgagor, as lessee thereunder, to be performed or observed to be promptly performed or observed on behalf of the Mortgagor, to the end that the rights of the Mortgagor in, to and under the Mortgaged Lease shall be kept unimpaired and free from default. If the Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, the Mortgagee will notify the Mortgagor of the making of any such payment, the performance of any such act, or the taking of any such action. All sums so paid by the Mortgagee and all costs and expenses incurred by the Mortgagee in connection with the performance of any such act shall be paid by the Mortgagor to the Mortgagee upon demand with interest at the Default Rate from the date of the payment or incurrence thereof, and the same shall be deemed to be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. In any such event, subject to the rights, if any, of lessees and other occupants under the Leases, the Mortgagee and any person designated by the Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action. If the lessor under the Mortgaged Lease shall deliver to the Mortgagee a copy of any notice of default sent by said lessor to the Mortgagor, as lessee under the Mortgaged Lease, such notice shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by the Mortgagee, in good faith, in reliance thereon.

(e) The Mortgagor hereby irrevocably appoints the Mortgagee its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the reasonable opinion of the Mortgagee may be necessary or desirable to preserve any rights of the Mortgagor in, to or under the Mortgaged Lease, or any occupancy lease, license or concession, including, without limitation, the right (but not the obligation) following a Event of Default, to cure any defaults of the Mortgagor as lessee under the Mortgaged Lease, preserve any rights of the Mortgagor whatsoever in respect of any part of the Mortgaged Property or to execute an extension or renewal of the Mortgaged Lease as hereinafter set forth. The Mortgagor shall, within ten (10) days of request by the Mortgagee, obtain from the lessor under the Mortgaged Lease such certificates of estoppel with respect to compliance by the Mortgagor with the terms of the Mortgaged Lease as may be requested by the Mortgagee. The Mortgagor shall exercise each individual option, if any, to extend or renew the term of the Mortgaged Lease upon demand by the Mortgagee made at any time within one (1) year of the last day upon which any such option may be exercised, and the Mortgagor hereby expressly authorizes and appoints the Mortgagee the Mortgagor’s attorney-in-fact to exercise, either jointly or individually, any such option in the name of and upon behalf of the Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(f) The generality of the provisions of this Paragraph 55 relating to the Mortgaged Lease shall not be limited by other provisions of this Mortgage or any other agreement between the Mortgagee and the Mortgagor, setting forth particular obligations of the Mortgagor which are also required of the Mortgagor as tenant under the Mortgaged Lease.

56. No Merger of Fee and Leasehold Estates. So long as any portion of the Debt shall remain unpaid, and unless the Mortgagee shall otherwise consent, the fee title to the Premises and the Improvements and the leasehold estate therein created pursuant to the provisions of the Mortgaged Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in the Mortgagor or in any other person, by purchase, operation of law or otherwise. If the Mortgagee shall acquire the fee title to the Premises and the Improvements and the leasehold estate therein created pursuant to the provisions of the Mortgaged Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.

57. Remedies. Upon the occurrence, and during the continuance (for the purposes of this Mortgage the term ‘continuance” as used herein shall mean an Event of Default which has not been cured and/or such cure accepted by the Mortgagee or such Event of Default waived, in its sole and absolute discretion) of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, except as otherwise provided herein, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee, in each case, to the extent permitted by law: (a) declare the entire unpaid Debt to be immediately due and payable; (b) with or without entry, institute proceedings at law or equity, for the complete or partial foreclosure of this Mortgage under any applicable provision of law in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions, if applicable, permitted hereunder or under law, and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Mortgage for the balance of the Debt not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels, if applicable; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any Guarantor, indemnitor or of any person, firm or other entity liable for the payment of the Debt; (g) subject to the rights of any subtenants or other occupants of the Mortgaged Property, enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may exercise all rights and powers of Mortgagor with respect to the Mortgaged Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, subject to the provisions of the Mortgaged Lease, as Mortgagee deems advisable; (3) the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Mortgaged Property and every part thereof; (h) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Mortgagor; (i) require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Mortgagor Property, any deposits and interest thereon and/or any unearned insurance premiums paid to Mortgagee upon the surrender of any Policies maintained pursuant to paragraph 3 hereof (it being agreed that Mortgagee shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion; (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (1) the right to take possession of the Equipment or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Equipment, and (2) request Mortgagor at its expense to assemble the Equipment and make it available to Mortgagee at the Premises. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Equipment sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. Upon any foreclosure or other sale of the Mortgaged Property pursuant to the terms hereof, Mortgagee may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price. In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Mortgaged Property, if applicable, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property unimpaired and without loss of priority. Notwithstanding the provisions of this paragraph to the contrary, if any Event of Default as described in Paragraph 22 (m), (n) or (o) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Mortgagee.

58. Contest Of Certain Claims. Notwithstanding anything to the contrary herein, the Mortgagor shall not be in default for failure to pay or discharge Taxes or mechanic’s or materialman’s lien asserted against the Mortgaged Property or to comply with an Environmental Requirement if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within ten (10) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the property or any part thereof, to satisfy the same; (c) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, or claim or fine or assessment so determined, together with all costs, interest and penalties which may be payable in connection therewith; (d) the failure to pay the Taxes, or mechanic’s or materialman’s lien claim or fine or assessment does not constitute an Event of Default under any other Mortgage, the Morgtaged Lease or any other agreement or security interest covering or affecting any part of the Mortgaged Property; and (e) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagee shall fail so to do, Mortgagor may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, or claim or fine or assessment notwithstanding such contest, if in the reasonable opinion of Mortgagor, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagor may pay over any such cash deposit or part hereof to the claimant entitled thereto at any time when, in the judgment of the Mortgagor, the entitlement of such claimant is established.

[NO FURTHER TEXT ON THIS PAGE]

[Signature Page to Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents]

IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage the day and year first above written.

DAIRYLAND HP LLC,
a Delaware limited liability company

By: DAIRYLAND USA CORPORATION,
a New York corporation,
its sole member and manager

By: /s/ Christopher Pappas
Name: Christopher Pappas
Title: Chief Executive Officer

STATE OF NEW YORK                 )

                                                           ) ss.:

COUNTY OF NEW YORK             )

On the 16th day of April in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher Pappas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Raquel Mehlman

Notary Public

Raquel Mehlman

Notary Public State of New York

New York County

LIC. #01ME6193851

Comm. Exp. 9/22/2012

EXHIBIT A

(Description of Premises)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of the Bronx, City and State of New York, being part of Tax Lot 1 in Block 2770 and part of Tax Lot 500 in Block 2781, and bounded and more particularly described as follows:

COMMENCING at the intersection of the northerly line of Food Center Drive with the easterly right-of-way line of Halleck Street (100 feet wide); and

RUNNING THENCE along the northerly right-of-way line of Food Center Drive, North 78 degrees 17 minutes 45 seconds East 1,446.07 feet to a point;

THENCE continuing along the same, North 86 degrees 55 minutes 54 seconds East 180.95 feet to a point of curvature;

THENCE continuing along the same with a curve to the left having a radius of 264.00 feet, an arc length of 39.78 feet and a central angle of 08 degrees 38 minutes 00 seconds to a point of tangency;

THENCE continuing along the same, North 78 degrees 17 minutes 54 seconds East 128.52 feet to a point of curvature;

THENCE continuing along the same with a curve to the right having a radius of 300.00 feet, an arc length of 119.70 feet and a central angle of 22 degrees 51 minutes 39 seconds to a point on the curve;

THENCE along an existing leasehold, North 36 degrees 29 minutes 08 seconds East 89.22 feet to a point;

THENCE continuing along the same, North 13 degrees 12 minutes 58 seconds East 67.43 feet to a point; and

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 39.24 feet to the point of TRUE BEGINNING;

THENCE along the existing leasehold, North 11 degrees 38 minutes 28 seconds West 707.60 feet to a point;

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 17.00 feet to a point;

THENCE continuing along the same, North 11 degrees 56 minutes 13 seconds West 310.20 feet to a point;

THENCE continuing along the same, North 23 degrees 01 minutes 04 seconds West 95.50 feet to a point;

THENCE continuing along the same, North 37 degrees 28 minutes 49 seconds West 85.25 feet to a point;

THENCE continuing along the same, North 41 degrees 35 minutes 56 seconds East 26.80 feet to a point;

THENCE continuing along the same, North 56 degrees 23 minutes 24 seconds West 21.30 feet to a point;

THENCE continuing along the same, North 24 degrees 55 minutes 08 seconds East 29.63 feet to a point being 100.37 feet, more or less, upland of the U.S. Pierhead and Bulkhead line;

THENCE along the proposed leasehold line, South 66 degrees 30 minutes 05 seconds East 95.49 feet to a point;

THENCE continuing along the same, South 60 degrees 56 minutes 09 seconds East 49.88 feet to a point;

THENCE continuing along the same, South 48 degrees 26 minutes 03 seconds East 67.13 feet to a point;

THENCE continuing along the same, South 63 degrees 04 minutes 48 seconds East 28.21 feet to a point;

THENCE continuing along the same, South 82 degrees 41 minutes 13 seconds East 70.27 feet to a point;

THENCE continuing along the same, South 80 degrees 25 minutes 11 seconds East 57.46 feet to a point;

THENCE continuing along the same, South 38 degrees 59 minutes 27 seconds East 241.02 feet to a point;

THENCE continuing along the same, South 69 degrees 12 minutes 44 seconds East 134.92 feet to a point;

THENCE continuing along the same, South 24 degrees 13 minutes 05 seconds East 627.35 feet to a point on an existing leasehold line and being 31.98 feet, more or less, from the U.S. Pierhead and Bulkhead line;

THENCE along the leasehold line, South 50 degrees 34 minutes 54 seconds West 654.52 feet to a point;

THENCE continuing along the same, North 39 degrees 25 minutes 06 seconds West 32.00 feet to a point on the Block Line (2770 and 2781);

THENCE along the Block Line, South 50 degrees 34 minutes 54 seconds West 13.65 feet to a point; thence

THENCE along the existing lease line, North 23 degrees 27 minutes 41 seconds West 144.21 feet to a point; and

THENCE continuing along the same, South 78 degrees 21 minutes 32 seconds West 7.30 feet to the point of TRUE BEGINNING.

TOGETHER WITH a non-exclusive ingress/egress easement to Food Center Drive, bounded and more particularly described as follows:

BEGINNING at the aforesaid point of TRUE BEGINNING; and

RUNNING THENCE along an existing leasehold, North 78 degrees 21 minutes 32 seconds East 7.30 feet to a point;

THENCE continuing along the same, South 23 degrees 27 minutes 41 seconds East 57.38 feet to a point on a curve;

THENCE along the proposed easement with a non-tangent curve to the left having a radius of 100.00 feet, an arc length of 107.93 feet, a central angle of 61 degrees 50 minutes 18 seconds and a chord bearing South 22 degrees 46 minutes 53 seconds West 102.77 feet to a point of tangency;

THENCE continuing along the same, South 08 degrees 08 minutes 16 seconds East 40.97 feet to a point on a curve being the northerly right-of-way line of Food Center Drive;

THENCE along the right-of-way line with a curve to the left having a radius of 300.00 feet, an arc length of 111.48 feet, a central angle of 21 degrees 17 minutes 25 seconds and a chord bearing North 68 degrees 11 minutes 44 seconds West 110.84 feet to a non-tangent point;

THENCE along an existing leasehold, North 36 degrees 29 minutes 08 seconds East 89.22 feet to a point;

THENCE continuing along the same, North 13 degrees 12 minutes 58 seconds East 67.43 feet to a point; and

THENCE continuing along the same, North 78 degrees 21 minutes 32 seconds East 39.24 feet to the point of TRUE BEGINNING.

EXHIBIT A-1

(Description of Mortgaged Lease)

Agreement of Lease dated as of April 26, 2012 made by and between The City of New York, acting by and through its Department of Small Business Services, as lessor, and Dairyland HP LLC, as lessee, a memorandum of which lease dated as of April 26, 2012 is being recorded immediately prior hereto in the New York City Register’s office for Bronx County, New York.

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